EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 033-57137, 333-89807, 333-87744, 333-104495, 333-102590, 333-11549 and 333-112522; Form S-3 Nos. 333-104530, 333-107631, and 333-108610; and Form S-4 No. 333-60448) of K2 Inc. and the related Prospectus of our report dated February 15, 2004, with respect to the consolidated financial statements and schedule of K2 Inc. included in this Annual Report (Form 10-K/A Amendment No. 2), for the year ended December 31, 2003.

ERNST & YOUNG LLP

San Diego, California

June 11, 2004